UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 8, 2007

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-26962	58-1878070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (770) 980-0888

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2007, the Company and the Company’s Chairman of the Board, Robert S. Cramer, Jr., agreed that the Company would terminate Mr. Cramer’s employment agreement with the Company without cause effective as of December 31, 2006, but that Mr. Cramer would continue to serve as a non-executive Chairman of the Board at a reduced level of compensation that initially will be set at $25,000 per year, in addition to any compensation to which he will otherwise be entitled for service as a director.  Under the terms of the agreement, the Company will pay Mr. Cramer twenty-four months of his salary ($350,000) and reimburse Mr. Cramer for certain health insurance and life insurance costs for a period of 24 months following the date of termination in January 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC.

Dated: January 9, 2007	By:	/s/ Kevin S. Noland
Kevin S. Noland
President and Chief Executive Officer